Exhibit 4.1

NUMBER	COMMON STOCK

	PAR VALUE $.01 PER SHARE	SHARES

WCI	CUSIP

INCORPORATED UNDER THE LAWS	SEE [LANGUAGE TO COME]

OF THE STATE OF DELAWARE

[PHOTO]

WCI COMMUNITIES, INC.

THIS CERTIFIES THAT	_________________________________________________________________________________

IS THE OWNER OF	______________________________________________________________________________________

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

WCI COMMUNITIES, INC., a Delaware corporation (hereinafter referred to as the “Corporation”), transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, as from time to time amended, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         Witness facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

(NEW YORK, N.Y.)	[SEAL]

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE	/s/ SECRETARY

/s/ CHAIRMAN AND CHIEF EXECUTIVE OFFICER